 UNITED STATES

SECURITIES AND EXCHANGE COMMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2018

BUSINESS FIRST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Louisiana	333-200112	20-5340628
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Laurel Street, Suite 101 Baton Rouge, Louisiana		70801
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (225) 248-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

Business First Bancshares, Inc. (“Business First”), held its annual meeting of shareholders (“Annual Meeting”) on March 23, 2018. A brief description of each proposal submitted at the Annual Meeting and the voting results are summarized below.

1.          Election of Directors. Each of the individuals nominated by the Board of Directors to serve as a director of Business First was duly elected by the Company’s shareholders, and the final results of the votes cast for the 17 director nominees were as follows:

	Voted For	Voted Against	Abstentions	Broker Nonvotes
Lloyd Benny Alford	6,896,099	9,077	69,437	-
Jack E. Byrd, Jr.	6,902,065	677	71,871	-
John Graves	6,938,130	677	35,806	-
Robert S. Greer, Jr.	6,904,131	677	69,805	-
David L. Laxton, III	6,897,847	6,094	70,672	-
Rolfe Hood McCollister, Jr.	6,847,794	80,344	46,475	-
Andrew D. McLindon	6,894,864	9,077	70,672	-
David R. (“Jude”) Melville, III	6,938,931	677	35,005	-
Patrick E. Mockler	6,896,396	9,077	69,140	-
David A. Montgomery, Jr.	6,930,198	9,077	35,338	-
Arthur Price	6,909,931	677	64,005	-
Fayez K. Shamieh	6,934,865	9,077	30,671	-
C. Stewart Slack	6,889,931	20,677	64,005	-
Kenneth Smith	6,943,265	677	30,671	-
Thomas Everett Stewart, Jr.	6,910,762	677	63,174	-
Steve White	6,409,931	500,677	64,005	-
Robert Yarborough	6,902,362	9,077	63,174	-

2.          Ratification of the Independent Registered Public Accounting Firm of the Company. The shareholders approved and adopted a proposal by Business First to ratify Hannis T. Bourgeois, LLP as Business First’s independent registered public accounting firm for 2018. The final voting results were as follows:

	Voted For	Voted Against	Abstentions	Broker Nonvotes
Ratification of Appointment of Hannis T. Bourgeois, LLP as Independent Registered Public Accounting Firm	6,928,807	16,667	29,139	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2018

Business First bancshares, inc.

By:	/s/ David R. Melville, III
David R. Melville, III
President and Chief Executive Officer